Exhibit 10.12

MASTER AGREEMENT

dated October 8, 2020 by and between

AG ESSENTIAL HOUSING COMPANY 1, L.P.,
a Delaware limited partnership

(“Owner”) and
ESSENTIAL HOUSING FINANCING, LLC,
a Delaware limited liability company (“Lennar”)

MASTER AGREEMENT

This Master Agreement (this “Agreement”) is dated as of October 8, 2020 (the “Effective Date”), by and between AG ESSENTIAL HOUSING COMPANY 1, L.P., a Delaware limited partnership (“Owner“), and ESSENTIAL HOUSING FINANCING, LLC, a Delaware limited liability company (“Lennar””), each a “Party” and collectively the “Parties” with reference to the following matters all of which are subject to the terms and conditions further set forth in this Agreement:

Recitals

A.LENNAR CORPORATION, a Delaware corporation (“Parent”) and its respective divisions, and subsidiaries, including Lennar (each, a “Lennar Party” and collectively, the “Lennar Parties”) are in the business of, among other activities, acquiring land through purchase and sale agreements with landowners (each a “Lennar PSA”) and developing residences thereon. Owner and its affiliates and subsidiaries (each an “Owner Party” and collectively, the “Owner Parties”) are in the business of acquiring residential land and related rights to land bank such land by contracting with a homebuilder to complete various on-site and off-site related improvements and granting to such homebuilder an option to acquire portions of such land in accordance with a pre-determined acquisition schedule (hereinafter referred to as a “Land Bank” or “Land Banking”).

B.Lennar (through its affiliates) and Owner (through its affiliates) intend to develop a production-ready land inventory Land Banking program (the “SPV-1 Program”) pursuant to which Owner shall have the right to acquire for Land Banking certain Owner selected Properties from Lennar’s Master Lists (as defined below).

C.Pursuant to the SPV-1 Program, Owner intends to cause Owner Parties to evaluate, acquire and land bank residential properties (each, a “Property” and collectively, the “Properties”) consisting of: (i) properties owned by a Lennar Party as of the Effective Date or acquired by a Lennar Party subsequent to the Effective Date (each, an “Balance Sheet Property” and collectively, the “Balance Sheet Properties”), and (ii) new properties which a Lennar Party has as of the Effective Date (or after the Effective Date obtains) the contractual right to acquire (each, a “Pipeline Property” and collectively, “Pipeline Properties”). “Admitted Properties” shall mean and refer to Balance Sheet Properties and Pipeline Properties selected by Owner and acquired and land banked by Owner Parties for the benefit of the Lennar Parties and thus, admitted to the SPV-1 Program in accordance with this Agreement.

D.The admission of each Property into the SPV-1 Program shall be evidenced by the execution of: (i) an Option Agreement (the “Option Agreement”); (ii) a Construction Agreement (the “Construction Agreement”), (iii) if the Property is a Pipeline Property, a Nomination Agreement (the “Nomination Agreement”) pursuant to which the applicable Lennar Party shall assign to an Owner Party the right to acquire the Property from a third party seller (the “Underlying Seller”) at the close of escrow under the existing underlying acquisition agreement originally negotiated by the Lennar Party as buyer (the “Underlying Agreement”); (iv) if the Property is a Balance Sheet Property a Purchase Agreement (the “Purchase Agreement”) wherein the owner of the Balance Sheet Property is the seller and an applicable Owner Party is the buyer;

and (v) an Option Termination Fee Agreement (the “Termination Fee Agreement”). The Parties acknowledge and agree that the Option Agreement, Construction Agreement, Nomination Agreement or Purchase Agreement and the Termination Fee Agreement, (collectively, the “Land Bank Documents”) will be prepared for each Property that is to become an Admitted Property, subject to the mutual satisfaction of the Parties, to address applicable specific risks or issues associated with the particular Property that is to become an Admitted Property and, as applicable, the Land Bank Documents will include appropriate modifications to be negotiated to the mutual satisfaction of the Parties (in their respective sole discretion). Lennar understands that an Owner Party will not acquire a Property, nor shall the Land Bank Documents become effective, until Owner’s completion of due diligence satisfactory to Owner in its sole discretion and satisfaction of various other closing conditions acceptable to Owner. Owner understands that: (1) at all times, Lennar in its sole discretion shall have the right to terminate an Underlying Agreement or disapprove any matter or condition set forth therein; and (2) the Lennar Party will not direct an Owner Party to acquire a Pipeline Property nor shall the Land Bank Documents for a Pipeline Property become effective, unless Lennar has finally approved acquisition of a Pipeline Property and/or waived all conditions precedent related thereto in the applicable Underlying Agreement, all as determined in Lennar’s sole discretion.

E. Each Option Agreement will generally provide for a Lennar Party’s option to acquire Lots (each, a “Takedown”) in accordance with a pre-determined acquisition schedule (each, a “Acquisition Schedule”) and the Lennar Party shall pay at the closing on such Admitted Property an “Option Fee” as defined on Schedule 1 attached hereto . Additionally, as more fully described in the Termination Fee Agreement, in the event of an Option termination prior to the Lennar Party acquiring all the Admitted Property’s Unpurchased Lots, Parent shall pay to Owner a “Termination Fee” as defined on Schedule 1 attached hereto.

G.Each Construction Agreement will generally provide: (i) a Lennar Party shall be obligated to complete the Work (as defined in that Construction Agreement); (ii) an Owner Party shall reimburse the Lennar Party for its actual out of pocket development costs in an amount not to exceed the amounts set forth in the Construction Agreement; (iii) such reimbursements shall be limited to certain cumulative maximum monthly amounts; and (iv) for a draw process (including information and approvals required to support the draw) under which such reimbursements will be made.

H.The purchase prices payable under each Option Agreement will be determined with respect to the applicable Property to become an Admitted Property taking into account the amount and anticipated timing of (a) land costs, (b) development costs and any carrying costs, if any, to be reimbursed to the Lennar Party under the Construction Agreement, (c) the Option Fee and (d) Lot purchases in accordance with the Acquisition Schedule.

I.In consideration of the execution of this Agreement and Parent’s execution of a Joinder in the form attached hereto (the “Joinder”), Owner will make available to Parent a revolving line of credit on the terms and conditions more fully described in the Revolving Loan Promissory Note attached hereto as Exhibit B (the “Note”). Subject to the terms of the Note, Parent shall have the ability to draw on the revolving line of credit to the extent that a Lennar Party submits applications for payment for amounts less than the monthly cumulative maximum monthly amounts contemplated by each Construction Agreement.

J. Owner and Lennar now wish to execute this Agreement to set forth the Parties’ intent and agreement with respect to the SPV-1 Program and certain terms and conditions thereof.

Agreement

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner and Lennar agree as follows, which agreement includes and incorporates the recitals set forth above:

1.The SPV-1 Program.

(a)Execution of Option Fee Termination Agreements. Simultaneously with execution of each Option Agreement with an affiliate of Owner, Parent shall also execute and deliver to that affiliate an Option Fee Termination Agreement pursuant to which Parent shall agree to pay to that affiliate a Termination Fee in the event of an Option termination prior to the Lennar Party acquiring all the Admitted Property’s Unpurchased Lots. The Parties understand and intend that the Land Bank Documents will not be signed nor become effective until concurrently with the closing by which Owner’s affiliate acquires title to the Admitted Property.

(b)Term. The investment period under this Agreement (the “Master Agreement Investment Period”) shall commence on the Effective Date of this Agreement and shall terminate twelve (12) months after the date of the Closing of the first Admitted Property (the “Expiration Date”). During the term of this Agreement Owner shall not raise equity capital for the SPV-1 Program in excess of $1,000,000,000.

(c)Termination. After the Expiration Date, or earlier termination of this Agreement, (i) Owner shall no longer have the right to receive Master Lists (as defined below) nor select Properties for inclusion in the SPV-1 Program; (ii) the Lennar Parties shall have no further obligation to include Properties in the SPV-1 Program; and (iii) the Owner and Owner Parties’ and the Lennar Parties’ rights and obligations with regard to Admitted Properties shall continue to be governed according to the terms of this Agreement and the applicable Land Bank Documents. Upon any such termination, Lennar and Parent shall remain obligated to pay to Owner all unpaid Due Diligence Costs pertaining to any Properties which are not yet Admitted Properties as contemplated by subsection 2(g) below.

(i)Early Termination. Notwithstanding anything to the contrary set forth herein, Owner and Lennar each shall have the right to terminate this Agreement upon written notice to the other Party (a “Termination Notice”) delivered at any time after the date that is six
(6) months after the Effective Date. Upon delivery of the Termination Notice, the Master Agreement Investment Period shall be deemed to have expired and the provisions of subsection
(c) above shall apply.

2.Owner’s Evaluation, Selection and Designation of Admitted Properties. The Parties shall exercise commercially reasonable good faith efforts to comply with the process and procedures set forth in this Section 2 and Exhibit A attached hereto. Notwithstanding the foregoing, at all times prior to Owner’s acquisition thereof, Lennar shall retain the sole and absolute right to disapprove due diligence or any other contingency with respect to a Pipeline Property and/or to amend or terminate an Underlying Agreement.

a.Owner Evaluation and Selection Process. During the Master Agreement Investment Period, Lennar, on a monthly basis, shall provide Owner the following; (i) a list of all for-sale single family (attached and detached) residential projects in the United States for which the Lennar Parties have executed an Underlying Agreement and which are being considered for acquisition by the Lennar Parties (the “Pipeline Master List”); and (ii) a list of all for-sale single family (attached and detached) residential projects in the United States then-owned by the Lennar Parties (the “Balance Sheet Master List”). The Pipeline Master List and Balance Sheet Master List are hereinafter collectively referred to as the “Master Lists.” The Master Lists will include the items included on Exhibit A-1.
b.Project Proforma Amounts and Assumptions. The (a) purchase price of the Property to be paid by Owner’s affiliate, (b) sums to be paid by Owner’s affiliate to Contractor pursuant to the Budget attached to the Construction Agreement, (c) the Option Fee to be paid by Lennar to Owner’s affiliate, and (d) the sums paid to Owner’s affiliate as the Purchase Price to acquire each Lot under the Option Agreement (collectively, the “Cash Flow Items”) and the project proforma cashflows and assumptions for Properties shall be subject to each Party’s respective approval (in their sole discretion) during the Due Diligence Process; provided, however, that the purchase price of the Property to be paid by Owner’s affiliate for each Balance Sheet Property shall equal Parent’s book value (as confirmed in writing (email being sufficient) by Parent’s Chief Financial Officer or another executive of Parent) such that the Owner Parties’ acquisition of a Balance Sheet Property will not create an accounting loss or gain for Parent.

c.Owner’s Continuing Right to Evaluate and Select Properties. During the Master Agreement Investment Period, Owner shall have the continuing right to review and evaluate for admission into the SPV-1 Program each of the Properties listed on the Master Lists, which are not an Excluded Property or a Rejected Property (as such terms are defined in Exhibit A attached hereto).

d.Master List Excluded Properties. Lennar and Owner will collaboratively review and assess Properties on the Master Lists and determine if the appropriate designation for any Property is Excluded Property. The Parties acknowledge that each of the following Properties will be designated as an Excluded Property: (i) Properties involved in transactions between or among Lennar Parties; (ii) Properties involved in transactions cross-defaulted with other agreements between the landowners (or its affiliates) and any Lennar Parties; and (iii) Properties for which at the time of the proposed closing there will be insufficient available capital to fund the land banking of the Property . Owner shall not be permitted to select for inclusion in the SPV-1 Program any Excluded Properties.

i.Excluded Transactions. The parties acknowledge and agree that even though Lennar is required to include each of the following on the Master Lists, the Lennar Parties shall be entitled to enter into and shall have no obligation to Land Bank any of the following transactions: (A) properties to be acquired in a transaction where the landowner (or its affiliates) is providing carryback financing; (B) properties to be acquire in a transaction where the landowner (or its affiliates) is providing phased takedowns (or the option for phased takedowns) of lots; (C)

transactions where a Lennar Party is acquiring the property at auction or foreclosure sale; (D) transactions (including joint ventures) where a Lennar Party will have only an indirect interest; or
(E) transactions in which properties are transferred by a Lennar Party in land banking or similar transactions that include an option to repurchase such properties more than forty eight (48) months after the date of the Lennar Party’s transfer (collectively, the (“Excluded Transactions”). Although a Lennar Party may enter into and acquire properties in an Excluded Transaction: (1) any real property acquired in an Excluded Transaction which a Lennar Party thereafter has the right to acquire shall be considered Pipeline Properties which are subject to the terms of this Agreement; and (2) any properties actually acquired by a Lennar Party pursuant to an Excluded Transaction shall thereafter become Balance Sheet Properties which are subject to evaluation by Owner pursuant to the terms of this Agreement.

(e) Exclusivity. Except as provided in Section 2(d)(i) above, Lennar acknowledges and agrees that during the Master Agreement Investment Period, Owner shall have the sole and exclusive right to evaluate all Properties included in the Master Lists for land banking purposes (other than Excluded Properties or Rejected Properties). During such period, no Lennar Party shall market or present any such Properties to or from any Person (other than Owner Parties, or their respective affiliates) for purposes of obtaining Land Banking for such Properties. The provisions of this Section shall (i) not apply to Pipeline Properties or Balance Sheet Properties that have been included on the Master Lists and categorized as Excluded Properties, (ii) not apply to Pipeline Properties or Balance Sheet Properties not initially categorized as an Excluded Property, but thereafter rejected in accordance with the procedures set forth on Exhibit A hereof (“Rejected Properties”), and (iii) shall be of no further force or effect on or after the expiration of the Master Agreement Investment Period or sooner termination of this Agreement. In addition, Lennar shall have the right, with the consent of Owner (not to be unreasonably withheld or delayed), to remove from consideration any Properties which Lennar determines are not suitable for Land Banking under this Agreement. Lennar shall have no obligation to enter into a Land Bank transaction for any properties for which Lennar and Owner are unable to agree on the terms of the Option Agreement or other Land Bank Document after good faith negotiations; provided that if the parties are unable to reach an agreement on terms, during the term of this Agreement, Lennar shall not enter into a Land Bank transaction with a third party on terms that are substantially similar or less favorable to Lennar than the terms offered by Owner. The parties shall consider issues and risks specific to any properties and other factors that impact whether particular properties are short-term “production ready” land projects.
(f) Confidentiality. Owner acknowledges and agrees that the Master Lists and all other documents, information, and materials provided to Owner concerning the properties and/or the Lennar Parties’ operations and approval processes (including without limitation, purchase and sale agreements, project proformas, financial projections, market studies, cost analysis, and other internal and third party reports) (collectively, the “Confidential Documents and Information”) are proprietary and confidential. Owner agrees to treat all Confidential Documents and Information received from the Lennar Parties pursuant to this Agreement and/or the Option Agreement in a confidential manner at all times and Owner shall use diligence not to disclose any such Confidential Documents and Information to any third parties, other than

Owner’s directors, officers, partners, external managers, affiliates, employees, accountants, attorneys, lenders, prospective lenders, investors, prospective investors and their investment advisors, investment bankers, underwriters, ratings agencies, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively “Representatives”), but only if such disclosure is reasonably required to allow Owner to evaluate and admit Properties for inclusion in the SPV-1 Program (such disclosure to be made subject to informing the recipient and having the recipient acknowledge in writing that it is subject to this confidentiality requirement). Notwithstanding the foregoing, Owner may disclose Confidential Documents and Information to the extent required by any applicable statute, law, regulation or governmental authority, judicial order, legal process or stock exchange listing requirements or in connection with any litigation that may arise in connection with the transactions contemplated by this Agreement, the Land Bank Documents, and/or the Properties. Nothing shall be deemed to be a breach of the foregoing with respect to any information already in the possession of, or already known to, Owner or any of its Representatives; information in the public domain at the time of disclosure, or which, after such disclosure, enters into the public domain through no fault of Owner, or information lawfully furnished or disclosed to the recipient party by a non-party to this Agreement without any known obligation of confidentiality. The provisions of this Section shall survive the expiration of the Master Agreement Investment Period and/or the termination of this Agreement.

(g) Payment of Diligence Costs. Parent shall pay to Owner all Due Diligence Costs incurred by Owner in connection with each Property (other than Excluded Properties) regardless of whether the Property ultimately becomes an Admitted Property. From time to time Parent shall reimburse Owner for its out-of-pocket Due Diligence Costs with respect to a Property (including any Rejected Property) at the earlier to occur of the land bank closing of that Property or within fifteen (15) business days of Owner's delivery of a Due Diligence Cost invoice to Parent. Owner shall provide notice to Parent at least three (3) business days in advance of a Closing of any Due Diligence Costs to be paid at that Closing. Owner shall not, without Lennar’s prior written approval (email being sufficient): (i) incur Owner Legal Fees as part of its Due Diligence Costs in excess of $18,500 per Property; (ii) commence its outside counsel legal review of a Property other than legal costs under $5,000; and/or (iii) order third party marketing studies and/or environmental reports or incur costs and fees with other third party consultants. Parent’s obligation under this Section shall survive the expiration of the Master Agreement Investment Period and/or the termination of this Agreement.

3.Rates

a.Takedown Purchase Prices. The Option Agreement Lot purchase prices for each Option Agreement shall be calculated in a manner that will result in payments to Owner of amounts sufficient to generate Owner the Target Return (as defined on Schedule 1 attached hereto).

b.ADR Bulk Closing Price. The amount payable to Owner at an ADR Bulk Closing (as defined in the Option Agreement) shall be equal to the Unreturned Owner Costs, plus an additional amount necessary to generate to Owner the Target Return with the formula set forth in the Option Agreement.

c.Pause. During a Pause Period, Lennar shall, as a condition to the continuation of the Pause, pay a monthly cash fee equal to the Unreturned Owner Costs multiplied by the Pause Rate (as defined on Schedule 1 attached hereto).
4.Indemnity Procedures. With respect to each provision of the Land Bank Documents that require a party to indemnify, defend and/or hold harmless another party or person, the following provisions shall apply:

(a)Notice of Claim. The party seeking indemnification (the “Indemnified Party”) shall give the other party (the “Indemnifying Party”) notice of any claim, demand, suit, order, judgment, lien, liability, loss, damage, injury to person, property or natural resources, penalty, fine, cost or expense (a “Claim”) which is asserted against, resulting to, imposed upon or incurred by the Indemnified Party and which might give rise to liability on the part of the Indemnifying Party pursuant to any Land Bank Document, which notice (the “Notice of Claim”) shall state (to the extent known or reasonably anticipated) the nature and basis of such Claim and the amount thereof; provided that the failure to give such Notice of Claim shall not affect the rights of the Indemnified Party hereunder except to the extent (a) that the Indemnifying Party shall have suffered actual material damage by reason of such failure, or (b) such failure materially adversely affects the ability of the Indemnifying Party to defend, settle or compromise such Claim.

(b)Assumption of the Defense. If the Indemnifying Party, within ten (10) business days after receiving the Notice of Claim (or such shorter period of time as is reasonable if there is a deadline for responding to the Claim), expressly acknowledges and assumes responsibility to defend the same (including under reservation of rights), then the Indemnifying Party shall have the right to undertake, by counsel of its own choosing (which counsel shall have no conflicts with the Indemnified Party), the defense of such Claim at the Indemnifying Party’s risk and expense.

(c)Defense of Claim. If the Indemnifying Party fails within ten (10) business days after receiving the Notice of Claim (or such shorter period of time as is reasonable if there is a deadline for responding to the Claim), to expressly acknowledge and assume responsibility for defending such Claim as described above, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Claim, by counsel of its own choosing, on behalf of and for the account and risk of the Indemnifying Party. If the Indemnified Party undertakes the defense of a Claim, the Indemnifying Party shall pay to the Indemnified Party, on a current basis, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

(d)Settlement/Compromise/Cooperation. Anything herein to the contrary notwithstanding, (a) neither party shall, without the other party’s written consent (which consent shall not be unreasonably withheld or delayed), settle or compromise such Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such

Claim in form and substance reasonably satisfactory to the Indemnified Party; (b) if a party hereto undertakes defense of such Claim in accordance with this Agreement (the “Defending Party”), the other party shall cooperate with the Defending Party and its counsel and representatives in connection therewith; and (c) the Defending Party shall have an obligation to keep the other parties reasonably informed of the status of the defense of such Claim and furnish the other parties with all non-privileged documents, instruments and information that the other parties shall reasonably request in connection therewith.
5.Revolving Credit Facility. Concurrently with the execution of this Agreement, Parent and Owner shall execute and deliver the Note.

6.Limitation on Damages; Waiver.

(a)Limitation of Damages. ANY PROVISION HEREIN TO THE CONTRARY NOTWITHSTANDING, IN THE EVENT THAT ANY LENNAR PARTY OR OWNER IS ENTITLED TO RECOVER DAMAGES DUE TO THE UNCURED DEFAULT OF THE OTHER PARTY, IN NO EVENT SHALL THE LENNAR PARTY OR OWNER PARTIES OR ANY OTHER PARTY CLAIMING UNDER THIS AGREEMENT BE ENTITLED TO SEEK INDEMNITY FOR, RECOVERY OF, NOR RECOVER OR RECEIVE, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, PUNITIVE OR OTHER MONETARY DAMAGES OTHER THAN SUCH PARTY’S ACTUAL DAMAGES.

(b)Waiver. Excuse or waiver of the performance by the other Party (or their affiliates) of any obligation under this Agreement shall be effective only if evidenced by a written statement signed by the Party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Owner or Lennar of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

7.Representations, Warranties and Covenants of Owner. Owner hereby makes the following representations, warranties and covenants to Lennar as of the Effective Date, which along with any other representations and warranties of Owner included in this Agreement, and shall be deemed to be re-made upon the inclusion of each Property into the SPV-1 Program:

(a)Authority. Owner has the full right, power and authority to enter into this Agreement, acquire Qualified Properties (or cause its affiliates to acquire Qualified Properties), sell and convey the lots to Lennar as provided in this Agreement and the Option Agreement, and Owner will have throughout the term of this Agreement the full right, power and authority to carry out its obligations hereunder and the Option Agreement. No additional approvals, authorizations or consents are required under Owner’s formation documents for Owner to enter into this Agreement. This Agreement constitutes the legal, valid and binding obligation of Owner and is enforceable in accordance with its terms against Owner, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

(b)Individual Authority. The person executing this Agreement and all documents related thereto on behalf of Owner has and will have authority to do so.

(c)OFAC Representation. Owner is not a foreign person as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant to or thereunder. None of Owner or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

a.Available Funds. During the Master Agreement Investment Period, Owner has received from its lenders, investors and partners commitments of funds, in the aggregate, on the terms and conditions that will allow the Owner Parties to perform their obligations set forth in this Agreement and the Land Bank Documents.

8.Representations and Warranties of Lennar. Lennar and by signing the Joinder, Parent, each hereby makes the following representations and warranties to Owner as of the Effective Date, which, along with any other representations and warranties of Lennar and Parent included in this Agreement, shall be deemed to be re-made upon the inclusion of each Property into the SPV-1 Program:

(a)Authority. Lennar and Parent have the full right, power and authority to enter into this Agreement, subject to the Lennar Parties’ customary internal approval processes (including Green Folder Approval) to acquire Admitted Properties from Owner, and Lennar and Parent will have throughout the term of this Agreement the full right, power and authority to carry out its obligations as provided in this Agreement. No additional approvals, authorizations or consents are required under Lennar’s or Parent’s formation documents for Lennar and Parent to enter into this Agreement. This Agreement constitutes the legal, valid and binding obligation of Lennar and is enforceable in accordance with its terms against Lennar, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

(b)Individual Authority. The persons executing this Agreement and all documents related thereto on behalf of the Lennar Parties have and will have authority to do so.

(c)OFAC Representation. Each Lennar Party is not a foreign person as such term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant to or thereunder. None of Parent or any of its subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions, or
(i)located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
9.Commissions. Except as may be provided in any Land Bank Documents, each Party represents and warrants to the other that it and its related Persons have not employed (or otherwise caused to be incurred any compensation or reimbursement obligation to) any broker or finder in connection with the transactions contemplated by this Agreement or any Option Agreement or any Purchase Agreement pertaining to a Balance Sheet Property. Each Party shall indemnify, defend and hold harmless the other from all liability and expense, including without limitation reasonable attorneys’ fees, arising from any claim by any broker, agent or finder for commissions, finder’s fees or similar charges, because of any act of such Party.

10.Dispute Resolution.
(a)Jurisdiction. The parties hereto agree that the Federal Courts of the United

States sitting in the Southern District of the State of New York and the courts of the State of New York sitting in the County of New York (and any court to which an appeal therefrom may be taken) (“Courts”) for purposes of all legal proceedings arising out of or relating to this Agreement, shall have exclusive jurisdiction of all legal actions arising out of this Agreement. By executing this Agreement, the Parties submit to the jurisdiction of the Courts and agree that the venue for any action related to this Agreement shall be in New York County, New York. Any Party may file a complaint with the Courts, and in no other court.

a.Ancillary Remedies. Other than the express limitations on remedies set forth in this Agreement (including without limitation Section (c) hereof), nothing set forth herein shall preclude a party from seeking any ancillary judicial remedies (including filing a lis pendens or seeking specific performance if and when permitted by the express terms of this Agreement) from a court of competent jurisdiction without a jury.

b.Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, OWNER AND LENNAR EACH HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN LENNAR AND OWNER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY RELATIONSHIP BETWEEN LENNAR AND OWNER.

11.Miscellaneous.

(a)Notices. No notice, consent, approval or other communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by email transmission (with an additional copy the next business day pursuant to any other method herein), to:

Owner at:    AG Essential Housing Company 1, L.P. c/o AGWIP Asset Management LLC 8585 E. Hartford Drive
Suite 118
Scottsdale, AZ 85255 Attn: Steven S. Benson Phone:
Email:

With copies to:    Angelo, Gordon & Co, L.P.
245 Park Avenue, 26th Floor New York, NY 10167
Attn: Bryan Rush Phone:
Email:

and    Neil D. Biskind, Esq.
Biskind, Hunt & Semro, PLC
8901 E. Pima Center Parkway, Suite 225 Scottsdale, AZ 85258
Phone:
Email:

Lennar at:    Essential Housing Financing, LLC c/o Lennar Corporation
700 NW 107th Avenue, Suite 400
Miami, FL 33172-3154
Attn: Mark Sustana, Esq. and Michael O’Connell, Esq. Phone:
Fax:
Email:

With copies to:    Deverich & Gillman LLP
4 Park Plaza, Suite 520
Irvine, California 92614 Attention: Adam J. Gillman Phone:
Email:

or to such other addresses as any Party hereto may from time to time designate in writing and deliver in a like manner to the other Party and Escrow Agent. Notices, consents, approvals, and communications shall be deemed given and received upon the earlier of, delivery to the respective addresses set forth above, if delivered personally or sent by overnight courier, or upon direct email transmission email addresses set forth above with receipt of such transmission prior to 6 P.M., California time.

b. Interpretation. The captions of the Sections of this Agreement are for convenience only and shall not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either Party regardless of which Party drafted this Agreement or any portion thereof.

c. Successors and Assigns. All of the provisions hereof shall inure to the benefit of and be binding upon the personal representatives, heirs, successors and assigns of Owner and Lennar. Lennar and Owner shall not have the right to assign, pledge, hypothecate, or encumber their respective interest hereunder without the prior written consent of the other Party, and any such assignment without consent shall be void ab initio. Notwithstanding anything herein to the contrary, Lennar may assign its rights (but not obligations) hereunder without Owner’s consent to any of the following (an “Internal Transferee”) (i) any other Lennar Party including, without limitation, any wholly-owned direct or indirect subsidiary of Parent, or (ii) in connection with a merger, consolidation, reorganization, and/or sale of all or substantially all of Parent’s assets; provided that (A) Lennar shall promptly notify Owner of any such assignment, (B) such assignment shall not relieve Parent from any of its obligations hereunder, and (C) such transferee jointly and severally with Parent assumes all of the obligations of Lennar hereunder as a condition precedent to the effectiveness of such assignment

d. No Partnership, Third Person. The parties do not intend and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Owner and Lennar. In no event shall Lennar be deemed to be an agent or representative of Owner and in no event shall Owner be deemed to be an agent or representative of Lennar. Except as expressly stated otherwise herein, no term or provision of this Agreement is intended to, or shall be for the benefit of any person, firm, corporation or other entity not a Party hereto (including, without limitation, any broker), and no such Party shall have any right or cause of action hereunder.

e. Entire Agreement. The Recitals of this Agreement shall be deemed to be part of this Agreement for all purposes. This Agreement, including the Recitals, and the documents and instruments expressly contemplated herein to be executed in connection herewith, constitute the entire agreement between the parties pertaining to the subject matter hereof. All prior agreements, representations and understandings of the parties, oral or written, are hereby superseded and merged herein. No change or addition is to be made to this Agreement except by a written agreement executed by all of the parties.

f. Incorporation of Exhibits. All exhibits attached to this Agreement are incorporated herein by this reference.

g. Date of Performance. If the date of performance of any obligation or the last day of any time period provided for herein should fall on a day that is not a business day, then the obligation shall be due and owing, and the time period shall expire, on the first business day thereafter. Business days shall mean all days except Saturdays, Sundays and legal holidays on which banks in New York are not open for business. Except as may otherwise be set forth herein, any performance provided for herein shall be timely made if completed no later than 5:00 p.m., California Time, on the day performance is due.

h. Time of the Essence. Time is of the essence of this Agreement.

i. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflict of laws principles.

a.j. No Third-Party Beneficiary. Lennar’s covenants set forth in this Agreement are solely for the benefit of Owner and shall be enforceable by no other person or entity.

b.k. Counterparts. This Agreement shall be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

c.l. Further Cooperation. Owner and Lennar agree to cooperate in good faith to take such actions and execute and deliver any other additional documents and instruments as, in their mutual and reasonable opinions, are reasonably necessary in order to carry out the intent and purpose of this Agreement. If any consents or approvals by a Party hereto are reasonably requested, the Party whose consent or approval is sought shall not unreasonably withhold, condition or delay its consent or approval. The provisions of this Section shall survive the expiration of the Master Agreement Investment Period and/or the termination of this Agreement.

12. Conflict In Terms. In the event of any conflict between the terms of this Agreement and the terms of any Land Bank Documents, the terms of the Land Bank Documents shall be controlling.

13. Default; Notice and Cure. No Party shall be in default of (or breach under) this Agreement unless it fails to perform in any material respects any of its obligations hereunder and such failure continues for a period of at least thirty (30) days after the delivery of written notice thereof by the other Party.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

LENNAR:

ESSENTIAL HOUSING FINANCING, LLC,
a Delaware limited liability company

By: U.S. Home Corporation, a Delaware corporation, its sole member

By: /S/ Jonathan M. Jaffe
Jonathan M. Jaffe, President

OWNER:

AG ESSENTIAL HOUSING COMPANY 1, L.P.

By:    AG Essential Housing GP, LLC, its General Partner

By:    Angelo, Gordon & Co., L.P., its Manager

By: /S/ Gregory Shalette
Name: Gregory Shalette
Title: Authorized Signatory

JOINDER

For good and valuable consideration received, and to induce AG Essential Housing Company 1, L.P., a Delaware limited partnership (“Owner“) to enter into the attached Master Agreement (“Master Agreement”), by and between Essential Housing Financing, LLC, a Delaware limited liability company (“Lennar)” and Owner, the undersigned, LENNAR CORPORATION, a Delaware corporation (“Parent”) as the sole, direct or indirect, owner of Lennar and who will benefit from the execution, delivery and performance of the Master Agreement by Owner and Lennar, hereby irrevocably, absolutely and unconditionally agrees for the benefit of Owner and all Owner Parties, and their respective successors in interest and assigns, to be bound by and to promptly pay and promptly perform and observe all covenants and obligations of Lennar under the Master Agreement, jointly and severally with Lennar, as if all obligations were made by Parent directly to Owner, under the Master Agreement. The undersigned is intended to be primarily liable for all obligations of Lennar, but for avoidance of doubt, the undersigned waives notice of default under the Master Agreement, notice of extension of time for payment or performance under the Master Agreement, and all other guarantor and suretyship defenses.

Parent agrees to pay, or reimburse Owner for, all costs and expenses, including reasonable attorneys’ fees and disbursements, of enforcing this Joinder. Parent subordinates to the rights of Owner any and all present or future debt or other obligation of Lennar owed to Parent or any entity in which Parent is a principal, manager, shareholder or member. Any payment of monies by Lennar to Parent in contravention of this Joinder shall be held by Parent in trust for Owner and paid over to Owner on account of all obligations of Lennar to Owner, but without reducing the liability of Parent to Owner under this Joinder except to the extent of such payment. Parent shall not have any right to subrogation until all amounts and obligations due to Owner under the Master Agreement required to have been made or performed under the Master Agreement have been made or performed and, until such time, Parent hereby waives any right to enforce any remedy which Parent now has or may hereafter have against Lennar.

Parent represents and warrants to Owner that entering into this Joinder and agreeing to be primarily liable for all covenants and obligations of Lennar under the Master Agreement as if all obligations were made by Parent directly to Owner does not constitute a breach, violation of, default or event of default under any material agreement by which Parent or any Lennar Party, or their respective properties, is bound.

All capitalized terms used in this Joinder, not otherwise defined, shall have the meanings assigned to such terms in the Master Agreement.

All default notices sent to Lennar pursuant to the Master Agreement shall also be forwarded to Parent at:
Lennar Corporation
15131 Alton Parkway, Suite 365,
Irvine, CA 92618
Attn: Mr. Jonathon M. Jaffe, President Email:

Lennar Corporation
700 NW 107th Avenue, Suite 400
Miami, Florida 33172-3154 Attn: General Counsel
Email:

The undersigned intending to be legally bound to the foregoing has executed this Joinder of Parent as of October 8, 2020.

Parent:

LENNAR CORPORATION,
a Delaware corporation
By: /S/ Jonathan M. Jaffe
Name:Jonathan M. Jaffe
Title: President